Exhibit 99.1
FOR IMMEDIATE RELEASE

Orion Office REIT Inc.® Announces First Quarter 2022 Results

- Total Revenue of $53.2 million -
- Core FFO of $28.0 million, or $0.49 Per Share -
- Secured 178,000 Square Feet of Lease Extensions and Expansions in Texas and Georgia -
- Reached Agreement to Sell Three Properties for $13 million -

Phoenix, AZ, May 4, 2022 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust focused on the ownership, acquisition and management of single-tenant net lease mission-critical suburban office properties located across the U.S., announced today its operating results for the first quarter ended March 31, 2022. Orion commenced operations on November 12, 2021 after being spun-off by Realty Income Corporation.

“In our first full quarter operating as a publicly-listed company, we continued to make strides in optimizing the portfolio and positioning Orion for future success. We were able to secure multiple early lease extensions and expansions and are in various stages of negotiating more across the portfolio”, commented Paul McDowell, Orion’s Chief Executive Officer and President.

“Furthermore, we continued to make progress in disposing of non-core or vacant properties that we inherited in our November 2021 spin-off, while continuing to leverage our joint venture in seeking to acquire value-enhancing assets. While our efforts to improve the portfolio will take time, we remain energized about the opportunity to transform and maximize our office net lease platform and are steadfast in our commitment to deliver shareholder value.”

First Quarter 2022 Financial and Operating Highlights
•Total revenue of $53.2 million
•Net Loss Attributable to Common Stockholders of $(9.9) million, or $(0.17) per share
•Funds from Operations (“FFO”) of $26.7 million, or $0.47 per share
•Core FFO of $28.0 million, or $0.49 per share
•EBITDA of $32.3 million, EBITDAre of $33.9 million and Adjusted EBITDA of $34.9 million

Real Estate Portfolio
Orion’s real estate portfolio consists of 92 properties as well as a 20% ownership interest in a joint venture comprising six properties. As of March 31, 2022, the Company’s portfolio occupancy rate was 88.3%, with 67.0% of annualized base rent derived from tenants with an investment grade credit rating, and the portfolio’s weighted average remaining lease term was 4.1 years.

Leasing Activity
Orion believes that lease maturities and vacant assets may represent a value creation opportunity in the coming years for the Company. Orion will employ active asset management strategies and leverage its tenant and broker relationships to attract and retain high-quality creditworthy tenants, drive re-leasing and renewal activity and maximize tenant retention rates.

The Company had the following leasing activity during the quarter ended March 31, 2022:
•A five-year extension for the Company’s entire 78,000 square foot property in Augusta, Georgia;
•A two-year extension covering 54,000 square feet at the Company’s property in Plano, Texas;
•A 41,000 square foot expansion with an existing tenant who now occupies 92% of the building on an 11-year lease term at one of the Company’s properties in The Woodlands, Texas

Orion also executed a 5.4-year extension covering 5,000 square feet at the Company’s other property in The Woodlands, Texas. Furthermore, Orion is in various stages of negotiation and documentation for additional leases and renewals at multiple properties.

On January 1, 2022, the leases with tenants at Orion’s Northbrook, Illinois and Berkeley, Missouri properties expired as scheduled, and those properties are currently vacant.

Acquisitions and Dispositions
As previously disclosed, Orion and Arch Street Capital Advisors have entered into a joint venture focused on the acquisition of long-term net leased, single-tenant office properties (the “Joint Venture”). Orion’s 20% interest in the Joint Venture was assumed from Realty Income as part of the Company’s spin-off.

Through March 31, 2022, the Joint Venture has acquired six assets for approximately $227.1 million. Orion is actively reviewing a number of potential property acquisitions for both its balance sheet and the Joint Venture.

Orion has agreed to sell three assets, representing 185,000 square feet, for approximately $13.0 million.

Balance Sheet
As of March 31, 2022, the Company has total debt of $648.3 million, comprised of $175.0 million under the bank term loan, $91.0 million under the Company’s $425.0 million-capacity revolving credit facility, $355.0 million under the CMBS loan, and $27.3 million which represents Orion’s pro rata share of indebtedness of the Joint Venture.

As previously disclosed, in February Orion refinanced its short-term bridge loan with a $355.0 million five-year, 4.971% fixed rate CMBS loan that is collateralized by 19 properties.

As of March 31, 2022, Orion had $353.2 million of liquidity, comprised of $19.2 million cash on hand and $334.0 million of undrawn availability on the Company’s revolving credit facility.

Dividend
On May 3, 2022, Orion’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the second quarter of 2022, payable on July 15, 2022, to stockholders of record as of June 30, 2022. The dividend was sized to permit future growth by preserving meaningful free cash flow for reinvestment into the current portfolio and for accretive investments.

2022 Outlook
The Company’s first quarter 2022 performance is in line with expectations and our guidance for fiscal year 2022 remains unchanged. As a reminder, the Company estimates the following guidance for fiscal year 2022:

	Low		High
Core FFO per share	$1.66	-	$1.74
General and Administrative Expenses	$17 million	-	$18 million
Net Debt to Adjusted EBITDA	4.7x	-	5.5x

Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 10:00 a.m. ET on Thursday, May 5, 2022. The call will be led by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast may be accessed live by visiting the “Investors” section of Orion’s website at https://www.onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.

Replay Information
A replay of the call may be accessed via the web by visiting the “Investors” section of Orion’s website at
https://www.onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Thursday, May 5, 2022 through 11:59 a.m. ET on Thursday, May 19, 2022. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13728684.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the period ended March 31, 2022 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

About Orion Office REIT Inc.
Orion Office REIT Inc. (NYSE: ONL) is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and headquarters office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the company and its properties, please visit onlreit.com.

Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data

This data and other information described herein are as of and for the three months ended March 31, 2022, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and Annual Report on Form 10-K for the year ended December 31, 2021.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.

Cash Cap Rate for real estate properties equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at the time of the acquisition or disposition divided by the purchase or sale price. For any properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For certain properties, the Cash Cap Rate may be equal to future 12-month contractual rental revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Net Leases.

CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses and transaction costs. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.

Fixed Charge Coverage Ratio is (a) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding, divided by (b) Adjusted EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the initial term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures, as well as certain non-cash items such as amortization of deferred financing costs, amortization of above market leases and deferred lease incentives, net of amortization of below market lease liabilities, straight-line rental revenue, equity-based compensation, equity in income or losses of the Unconsolidated Joint Venture and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO non-recurring or infrequent items such as acquisition-related expenses, transaction costs and gains or losses on extinguishment of swaps and/or debt. Core FFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as Core FFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses and transaction costs. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.

Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture includes the Company's investment in the Arch Street unconsolidated joint venture formed to acquire and own real estate properties.
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release contains “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, the Company's future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, the payment of future dividends, the Company’s future growth and the impact of the coronavirus (COVID-19) on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," “guidance,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes and capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, client credit risk and general economic conditions;
•the extent to which the ongoing COVID-19 pandemic or any future pandemic or outbreak of a highly infectious or contagious disease or fear of such pandemics or outbreaks impacts our business, operating results, financial condition and prospects, which is highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the COVID-19 pandemic and its impact on the U.S. economy and potential changes in client behavior that could adversely affect the use of and demand for office space;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on certain of our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of client defaults on their lease obligations, which are heightened due to our focus on single tenant properties;
•our ability to renew leases with existing clients or re-let space to new clients on favorable terms or at all;
•the cost of rent concessions, client improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to client termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks associated with our joint venture with an affiliate of Arch Street Capital Partners and any potential future equity investments;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•risks associated with acquisitions, including the integration of the office portfolios of Realty Income and VEREIT into Orion;
•Realty Income’s inability or failure to perform under the various transaction agreements effecting the Separation and the Distribution;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess or insured limits or uninsured losses; and
•risks associated with the potential volatility of our common stock.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	March 31, 2022	December 31, 2021
Assets
Real estate investments, at cost:
Land	$254,786	$250,194
Buildings, fixtures and improvements	1,231,469	1,231,551
Total real estate investments, at cost	1,486,255	1,481,745
Less: accumulated depreciation and amortization	137,217	128,109
Total real estate investments, net	1,349,038	1,353,636
Accounts receivable, net	22,032	17,916
Intangible lease assets, net	272,623	298,107
Cash and cash equivalents	18,585	29,318
Other assets, net	92,671	60,501
Total assets	$1,754,949	$1,759,478

Liabilities and Equity
Bridge facility, net	$—	$354,357
Mortgages payable, net	351,648	—
Credit facility term loan, net	172,793	172,490
Credit facility revolver	91,000	90,000
Accounts payable and accrued expenses	17,929	17,379
Below-market lease liabilities, net	18,993	20,609
Distributions payable	5,663	—
Other liabilities, net	19,897	16,355
Total liabilities	677,923	671,190

Common stock	57	57
Additional paid-in capital	1,145,548	1,145,278
Accumulated other comprehensive income (loss)	4,356	299
Accumulated deficit (Total)	(74,328)	(58,715)
Total stockholders' equity	1,075,633	1,086,919
Non-controlling interests	1,393	1,369
Total equity	1,077,026	1,088,288
Total liabilities and equity	$1,754,949	$1,759,478

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

Three Months Ended
March 31, 2022
Revenues:
Rental	$53,017
Fee income from unconsolidated joint venture	189
Total revenues	53,206
Operating expenses:
Property operating	15,314
General and administrative	3,517
Depreciation and amortization	34,353
Impairments	1,602
Acquisition-related	63
Transaction costs	756
Total operating expenses	55,605
Other (expense) income:
Interest expense	(6,847)
Loss on extinguishment and forgiveness of debt, net	(468)
Other income, net	39
Equity in income of unconsolidated joint venture	(41)
Total other (expenses) income, net	(7,317)
Loss before taxes	(9,716)
Provision for income taxes	(166)
Net loss	(9,882)
Net income attributable to non-controlling interest	(24)
Net loss attributable to common stockholders	$(9,906)

Weighted-average shares outstanding - basic and diluted	56,626
Basic and diluted net (loss) income per share attributable to common stockholders	$(0.17)

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for share and per share data) (Unaudited)

Three Months Ended
March 31, 2022
Net loss	$(9,906)
Depreciation and amortization of real estate assets	34,337
Impairment of real estate	1,602
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	680
FFO attributable to common stockholders	$26,713
Adjustments:
Acquisition-related expenses	63
Transaction costs	756
Loss on extinguishment of debt, net	468
Core funds from operations attributable to common stockholders	$28,000
Adjustments:
Amortization of deferred financing costs	1,171
Amortization of above and below market leases and deferred lease incentives, net	(320)
Straight-line rental revenue	(896)
Equity-Based Compensation	270
Equity in income of Unconsolidated Joint Venture	41
Capital expenditures and leasing costs	(2,401)
Other adjustments, net	63
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	9
Funds available for distribution	$25,937

Weighted-average shares outstanding - basic and diluted	56,626

FFO attributable to common stockholders per share	$0.47
Core FFO attributable to common stockholders per share	$0.49
FAD per share	$0.46
_______________________________________________

(1)Refer to the Statement of Operations for basic and diluted net income (loss) per share attributable to common stockholders.

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

Three Months Ended
March 31, 2022
Net loss	$(9,906)
Adjustments:
Interest expense	6,847
Depreciation and amortization	34,353
Provision for income taxes	166
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	862
EBITDA	$32,322
Impairment of real estate	1,602
EBITDAre	$33,924
Acquisition-related expenses	63
Transaction costs	756
Amortization of above and below market leases and deferred lease incentives, net	(320)
Loss on extinguishment and forgiveness of debt, net	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)
Adjusted EBITDA	$34,884

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
March 31, 2022
Interest expense - as reported	$6,847
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(1,171)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	115
Interest Expense, excluding non-cash amortization	$5,791

Interest Coverage Ratio	March 31, 2022
Interest Expense, excluding non-cash amortization (1)	$5,791
Adjusted EBITDA (2)	34,884
Interest Coverage Ratio	6.02x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$5,791
Secured debt principal amortization	—
Total fixed charges	5,791
Adjusted EBITDA (2)	34,884
Fixed Charge Coverage Ratio	6.02x
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(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA tables above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	March 31, 2022
Mortgages payable, net	$351,648
Credit facility term loan, net	172,793
Credit facility revolver	91,000
Total debt - as reported	615,441
Deferred financing costs, net	5,559
Principal Outstanding	621,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332
Adjusted Principal Outstanding	$648,332
Cash and cash equivalents	(18,585)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(652)
Net Debt	$629,095

March 31, 2022
Total real estate investments, at cost - as reported	$1,486,255
Adjustments:
Gross intangible lease assets	370,981
Gross intangible lease liabilities	(35,068)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,413
Gross Real Estate Investments	$1,867,581

March 31, 2022
Net Debt Ratios
Net Debt (1)	$629,095
Gross Real Estate Investments (1)	1,867,581
Net Debt Leverage Ratio	33.7%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments (1)	$1,267,128
Gross Real Estate Investments (1)	1,867,581
Unencumbered Asset Ratio	67.8%
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(1)Refer to the Balance Sheet for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.